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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 23, 2005, relating to the financial statements and financial statement schedule of Sears, Roebuck and Co. and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 1, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 24, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM